As filed with the Securities and Exchange Commission on June 30, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8731	87-0747704
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

345 Inverness Drive South, Building C, Suite 310

Englewood, Colorado 80112

(303) 858-8358

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick R. Gruber

Chief Executive Officer

345 Inverness Drive South, Building C, Suite 310

Englewood, Colorado 80112

(303) 858-8358

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Day Ned A. Prusse Perkins Coie LLP 1900 Sixteenth Street, Suite 1400 Denver, Colorado 80202 (303) 291-2300	Joseph A. Smith Robert F. Charron Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-238548)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Series 1 Units consisting of:(4)	$3,000,000	$389.40
One share of Common Stock, par value $0.01 per share(2)	—	—
One Series 2020-A Warrant to purchase one share of Common Stock(2)(3)	—	—
Series 2 Units consisting of: (4)	—	—
One Pre-Funded Series 2020-B Warrant to purchase one share of Common Stock(2)(3)	—	—
One Series 2020-A Warrant to purchase one share of Common Stock(2)(3)	—	—
Common Stock issuable upon exercise of the Series 2020-A Warrants(2)	$3,000,000	$389.40
Common Stock issuable upon exercise of the Pre-Funded Series 2020-B Warrants(2)(3)	—	—
Total(4)	$6,000,000	$778.80(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.

(4)

The proposed maximum aggregate offering price of the Series 1 units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Series 2 units offered and sold in the offering, and the proposed maximum aggregate offering price of the Series 2 units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Series 1 units sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Series 1 units and Series 2 units (including the shares of common stock issuable upon exercise of the pre-funded 2020-B Warrants included in the Series 2 units), if any, is $18,000,000.

(5)

The registrant previously registered securities having a proposed maximum aggregate offering price of $15,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-238548) (the “Related Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 30, 2020 and paid a fee of $3,894.00. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Gevo, Inc. (the “Company”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-238548) (the “Prior Registration Statement”), which was originally filed with the Commission on May 21, 2020, and which the Commission declared effective on June 30, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares of common stock to be offered by the Registrant in the public offering by $6,000,000. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1, as amended (File No. 333-238548) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-238548), filed with the Commission on May 21, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on June 30, 2020.

GEVO, INC.

By:	/s/ Patrick R. Gruber
Patrick R. Gruber
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Patrick R. Gruber	Chief Executive Officer (Principal Executive Officer) and Director	June 30, 2020
Patrick R. Gruber, Ph.D.

*	Chief Financial Officer (Principal Financial Officer)	June 30, 2020
L. Lynn Smull

*	VP – Controller (Principal Accounting Officer)	June 30, 2020
Carolyn M. Romero, CPA

*	Chairperson of the Board of Directors	June 30, 2020
Ruth I. Dreessen

*	Director	June 30, 2020
Gary W. Mize

*	Director	June 30, 2020
Andrew J. Marsh

*	Director	June 30, 2020
Johannes Minho Roth

*	Director	June 30, 2020
William H. Baum

* By:     /s/ Geoffrey T. Williams, Jr.

   Geoffrey T. Williams, Jr., Attorney-in-Fact